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                                                                Exhibit 10.12(a)

                               INSTRUMENT AMENDING

                            LYONDELL CHEMICAL COMPANY

                               RETIREMENT PLAN FOR

                             NON-EMPLOYEE DIRECTORS

     LYONDELL CHEMICAL COMPANY hereby amends the Lyondell Chemical Company Retirement Plan for Non-Employee Directors as follows:

     ARTICLE 1, DEFINITIONS, Section 1.12, Pay, is amended to read as follows:

     1.12. Pay for purposes of the Plan means an amount equal to one-twelfth of the first $40,000 of the annual retainer paid to a Non-Employee Director immediately preceding the earlier of termination of Service on the Board or death. In the event of a Change in Control, as determined under Section 5.3, Pay means an amount equal to one-twelfth of the first $40,000 of the annual retainer paid to a Non-Employee Director immediately preceding the Change in Control, but if the annual retainer has been reduced in anticipation of the Change in Control, the amount shall equal one-twelfth of the first $40,000 of the annual retainer paid to a Non-Employee Director immediately prior to its reduction. Pay does not include fees paid for committee chairmanships or any other special director compensation.

     IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of the Company, has executed this Instrument on this 24th day of February, 2003.

Attest:                                  LYONDELL CHEMICAL COMPANY


   /s/ JoAnn L. Beck                     By:   /s/ John A. Hollinshead
--------------------                       ----------------------------------
Assistant Secretary                         John A. Hollinshead, Vice President,
                                            Human Resources